UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

October 11, 2004

Shurgard Storage Centers, Inc.

(Exact name of registrant as specified in its charter)

Washington	001-11455	91-1603837
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1155 Valley Street, Suite 400 Seattle, Washington	98109-4426
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code

(206) 624-8100

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

On October 11, 2004, Shurgard Self Storage SCA, a consolidated subsidiary of Registrant, entered into a Subscription Agreement with Self Storage Securitisation B.V., Citigroup Global Markets Limited and numerous other entities with respect to a €325 million ($400 million) floating rate investment grade Eurobonds offering. The Subscription Agreement provides for the terms by which Self Storage Securitisation B.V., as Issuer, has undertaken to issue the bonds and Citigroup Global Markets Limited, as Manager, has undertaken to subscribe to the notes. Shurgard Self Storage SCA and its subsidiaries are a party to the Subscription Agreement and Shurgard Self Storage SCA has made certain representations and warranties regarding the loan and assets that are security for the bonds. A copy of the Subscription Agreement has been filed as Exhibit 10.1 to this report and is hereby incorporated by reference.

Item 8.01. Other Events.

On October 13, 2004 the Registrant announced pricing of the €325 million ($400 million) Eurobond offering described above in Item 1.01. A press release describing the pricing of the offering has been filed as Exhibit 99.1 to this report and is hereby incorporated by reference.

On October 14, 2004 the Registrant reported approximate damage of $400,000 to 24 of its 47 self storage properties in Florida and Georgia due to hurricanes Charley, Frances, Ivan and Jeanne. A press release describing the hurricane damage has been filed as Exhibit 99.2 to this report and is hereby incorporated by reference.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit 10.1:	Subscription Agreement dated October 11, 2004.

Exhibit 99.1:	Press release dated October 13, 2004.

Exhibit 99.2:	Press release dated October 14, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Shurgard Storage Centers, Inc.

Dated: October 15, 2004	By:	/s/ David K. Grant
	Name:	David K. Grant
	Title:	President

EXHIBIT INDEX

Exhibit No.	Description
10.1	Subscription Agreement dated October 11, 2004

99.1	Press Release dated October 13, 2004

99.2	Press Release dated October 14, 2004